UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 3, 2013

NEW WESTERN ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Truman, Suite 204 Irvine, CA 92620
(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2012, the Registrant consummated the acquisition of 8 oil and gas leases comprising 1,520 acres in Rogers County, Oklahoma, from Pioneer Oil Development LLC. The leases include 106 Oil Wells and 8 Disposal Wells. The registrant acquired the leases for $600,000 consisting of 400,000 shares of its common stock and $300,000 in cash payable over 12 months evidenced by two promissory notes. The Registrant intends to provide the development funds necessary to bring the existing wells into production as well as drilling additional wells upon the completion of the work overs. Within the acquired leases is 950 contiguous acres of which a full 640 acre section has open drilling opportunities of multiple proven oil and gas formations. Also, within the acreage is a complete gas gathering infrastructure in place which will serve our gas production plans of the future.be

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K relating to the acquisition of oil and gas leases is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement the Registrant has issued 400,000 shares of its common stock to Pioneer Oil Development LLC (“Pioneer”) the owner of the leases acquired by the Registrant.

Pioneer is a sophisticated entity who had the opportunity to review all of the Registrant’s SEC filings and to discuss with the officers and directors of the Registrant the business and financial activities of the Registrant. Pioneer has acquired its shares for investment and not with a view toward distribution. All of the stock certificates to be issued to Pioneer have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, the Registrant has issued the shares in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, thereunder.

Item 7.01 Regulation FD Disclosure

On January 3, 2013, New Western Energy Corporation issued a press release regarding the acquisition of 8 oil and gas leases totaling 1,520 acres in Rogers County, Oklahoma. The leases include 106 Oil Wells and 8 Disposal Wells. A copy of the news release is attached as Exhibit 99.1 hereto and incorporated herein by reference. This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.1 Assignment Agreement dated December 31, 2012 between the Registrant and Pioneer Oil Development LLC.
99.1 News Release dated January 3, 2013.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

New Western Energy Corporation
Date: January 4, 2013	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Assignment Agreement dated December 31, 2012 between the Registrant and Pioneer Oil Development LLC.
99.1	News Release dated January 3, 2013.